                                                                    EXHIBIT 24.1





                            SCOTT TECHNOLOGIES, INC.

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that Scott Technologies, Inc. hereby constitutes and appoints Mark A. Kirk, Debra L. Kackley, William Sickman and Douglas A. Neary, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this Power of Attorney has been signed at Mayfield Heights, Ohio on January 8, 1999.



                                  SCOTT TECHNOLOGIES, INC.


                                  By:  /s/ Glen W. Lindemann
                                       -------------------------------------
                                       Glen W. Lindemann
                                       President and Chief Executive Officer

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                                                                    EXHIBIT 24.1
                                                                     (Continued)





                            SCOTT TECHNOLOGIES, INC.

                              Certified Resolution


                  I, DEBRA L. KACKLEY, Secretary of Scott Technologies, Inc., a Delaware corporation (the "Corporation"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on September 22, 1998, and that the same has not been changed and remains in full force and effect.

                   RESOLVED, that Mark A. Kirk, Debra L. Kackley, William Sickman and Douglas A. Neary be, and each of them hereby is, appointed as the attorney of Scott Technologies, Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file any amendment(s) to the Bargaining Unit Registration Statement (the "Amended Bargaining Unit Registration Statement"), or any other appropriate form that may be used from time to time, with respect to the issue and sale of its Class A Common Stock, its Class B Common Stock and interests in the Bargaining Unit Plan, and any and all amendments, post-effective amendments and exhibits to such Amended Bargaining Unit Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or any national securities exchange pertaining to the listing thereon of the Class A Common Stock, the Class B Common Stock and interests in the Bargaining Unit Plan covered by such Amended Bargaining Unit Registration Statement or pertaining to such registration and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Class A Common Stock, the Class B Common Stock and interests in the Bargaining Unit Plan with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing on behalf and in the name of any duly authorized officer of the Company; and the President, any Vice President or the Chief Financial Officer of the Company be and each hereby is separately authorized and directed for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment.




                                             /s/ Debra L. Kackley
                                             -----------------------------------
                                             Debra L. Kackley, Secretary

Dated: January 8, 1999.